                                                                     EXHIBIT 1.2


                                ESCROW AGREEMENT


         ESCROW AGREEMENT, dated as of December __, 2001 (this "Agreement"), by and among SOMANETICS CORPORATION, a Michigan corporation (the "Company"), PIPER MARBURY RUDNICK & WOLFE LLP (the "Escrow Agent") and BREAN MURRAY & CO., INC. (the "Placement Agent").

         WHEREAS, the Company proposes to sell an aggregate of 1,000,000 common shares, par value $0.01 per share (the "Securities"), all as described in the Company's Registration Statement on Form S-1 (Reg. No 333-_____) (which, together with all amendments or supplements thereto, is referred to herein as the "Registration Statement");

         WHEREAS, the Securities are being offered (the "Transaction") to investors by the Placement Agent, pursuant to a Placement Agency Agreement, dated as of December __, 2001 (the "Placement Agency Agreement"), by and between the Company and the Placement Agent;

         WHEREAS, the offering of the Securities will terminate if all of the Securities are not sold, and all payments made by potential investors will be refunded by the Escrow Agent;

         WHEREAS, with respect to all subscription payments received from potential investors, the Company proposes to establish an escrow account with the Escrow Agent; and

         WHEREAS, the Company and the Placement Agent desire that Piper Marbury Rudnick & Wolfe LLP act as escrow agent to hold the Escrowed Property (as defined below) in escrow, under the terms of this Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

         1. ESTABLISHMENT OF ESCROW. The Company and the Placement Agent hereby appoint and designate the Escrow Agent, and the Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Securities and any interest earned thereon in accordance herewith.

         2. DEPOSIT OF ESCROW PROPERTY. Each of the potential investors for the Securities shall, from time to time after the effective date of the Registration Statement, cause to be wired to the Escrow Agent funds in payment for Securities (the "Escrowed Property"). Upon receipt of funds from such potential investors, the Escrow Agent shall credit such funds to an interest-bearing account (the "Escrow Account") held by the Escrow Agent.

         3. INVESTMENT OF ESCROWED PROPERTY. On the first business day after the credit of any subscription proceeds to the Escrow Account pursuant to Section 2 and until release of such proceeds, the Escrow Agent shall invest such proceeds in a [Money Market Deposit Account]. The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section 3. Interest on proceeds invested pursuant to this Section 3 shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.

         4. LIST OF SUBSCRIBERS. The Placement Agent shall furnish to the Escrow Agent, at the time of each deposit of funds pursuant to Section 2, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Securities subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of and the tax identification number or social security number, as the case may be, if applicable, of each potential investor whose funds are being deposited. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

         5. WITHDRAWAL OF SUBSCRIPTION AMOUNTS. (a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an "Offering Termination Notice"), from the Placement Agent and the Company, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice, liquidate any investments that shall have been made pursuant to Section 3 and send to each potential investor listed on the list held by the Escrow Agent pursuant to
Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph
(d) of this Section 5, a check to the order of such potential investor in the amount of the remaining subscription amount paid by such potential investor held by the Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) as soon as practicable after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (d) of this Section 5, a check to the order of each potential investor in the amount of income, if any, earned and not yet paid with respect to any investment of such potential investor's funds. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the potential investors.

                  (b) The Escrow Agent shall notify the Company and the Placement Agent promptly after the potential investors have deposited $__________ [1,000,000 times the offering price] in the Escrow Account. In the event that (i) the Securities have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date referred to below, (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent and (iii) the conditions set forth in Section 7 of the Placement Agency Agreement have been satisfied or waived, the Company and the Placement Agent shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit C hereto (a "Closing Notice"), designating the date on which the Securities are to be sold and delivered to the potential investors thereof (the "Closing Date"). Such notice shall be delivered not less than one (1) nor more than three (3) business days prior to such Closing Date and shall identify the potential investors and the number of Securities to be sold to each thereof on such Closing Date. After receipt of such Closing Notice, the Escrow Agent shall:

                           (A) on or prior to the Closing Date identified in
                  such Closing Notice, liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);

                           (B) on such Closing Date, pay to the Placement Agent
                  and the Company, in federal or other immediately available funds and otherwise in the manner specified by the Placement Agent and the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the potential investors identified in such Closing Notice for the Securities to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 4; and

                           (C) as soon as practicable after the fourth business
                  day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to such Closing Notice, send, in the manner set forth in paragraph (d) of this Section 5, a check to the order of each potential investor identified in such Closing Notice in the amount of income, if any, earned and not yet paid with respect to any investment of the potential investor's funds distributed on such Closing Date. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each potential investor.

                  (c) If at any time and from time to time prior to the release of any potential investor's total subscription amount pursuant to paragraph (a) or (b) of this Section 5 from escrow, the Placement Agent and the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent (i) promptly after receipt of such Subscription Termination Notice, shall liquidate, to the extent of the sum of such potential investor's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 3 and send to such potential investor, in the manner set forth in paragraph (d) of this
Section 5, a check to the order of such potential investor in the amount of such Rejected Subscription amount, and (ii) as soon as practicable after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, shall send to such potential investor, in the manner set forth in paragraph (d) of this Section 5, a check to the order of such potential investor in the amount of income, if any, earned and not yet paid with respect to any investment of such potential investor's Rejected Subscription amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each potential investor and the date such subscription was received.

                  (d) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any potential investor shall be sent to such potential investor by first class mail, postage prepaid, at such potential investor's address furnished to the Escrow Agent pursuant to Section 4.

         6. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and the Placement Agent as follows:

                  (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement, it being understood that uninvested funds held hereunder shall not earn or accrue interest.

                  (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

                  (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the primary cause of any loss to the other parties to this Agreement. The Escrow Agent may consult with counsel of its own choice (including any member of its firm) and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. This paragraph (c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Company shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of counsel either paid to retained attorneys (who may be selected by the Escrow Agent) or amounts representing the fair value of legal services rendered to itself, incurred as a result of or in connection with the performance of this Agreement, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. This paragraph (e) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. All interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                  (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other documents or instruments held by or delivered to it.

                  (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from any action with respect to, any securities or other property deposited hereunder.

                  (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Placement Agent and the Company or at any time may resign by giving written notice to such effect to the Placement Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or any enforceable order of a court of competent jurisdiction.

                  (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (k) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

                  (l) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction, or it shall deliver all property held in escrow into the control of a court of competent jurisdiction, in which event the Escrow Agent shall have no further obligations or responsibilities with respect thereto. Additionally, in the event of any disagreement among or between the parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall have been accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  (m) The Company agrees to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

                  (n) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service hereof.

                  (o) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor any duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

                  (p) The duties of the Escrow Agent hereunder are solely ministerial in nature, and the Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement or document. The participation of Piper Marbury Rudnick & Wolfe LLP as Escrow Agent is being undertaken as an accommodation to the Company and the Placement Agent. The Company and the Placement Agent acknowledge that the Escrow Agent, from time to time, has served as counsel to the Placement Agent including, without limitation, in connection with the negotiation, execution and delivery of the Placement Agency Agreement and any other agreements or documents contemplated by the Transaction. The Company and the Placement Agent expressly waive any conflict of interest arising on account of such representation by the Escrow Agent and its service as the Escrow Agent hereunder. The participation of Piper Marbury Rudnick & Wolfe LLP as Escrow Agent shall in no way hinder or limit the present or future ability of Piper Marbury Rudnick & Wolfe LLP to act as counsel to the Placement Agent with respect to any matter including, but not limited to, disputes with regard to this Agreement; provided, however, that such representation shall not affect the Escrow Agent's obligations hereunder and shall be at the sole cost and expense of the Placement Agent.

                  (q) If any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under an order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, then the Escrow Agent is hereby expressly authorized to use its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in the case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any person, firm or corporation by reason of such compliance notwithstanding the fact that such writ, order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         7. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):


                  If to the Company, to:

                           Somanetics Corporation
                           1653 East Maple Road
                           Troy, Michigan 48083-4208
                           Attention:  Bruce J. Barrett
                           Telecopier No.: (248) 689-4272

                  If to Brean Murray & Co., Inc., to:

                           Brean Murray & Co., Inc.
                           570 Lexington Avenue, 11th Floor
                           New York, New York 10022
                           Attention:  A. Brean Murray
                           Telecopier No.: (212) 702-6548

                  If to the Escrow Agent, to:

                           Piper Marbury Rudnick & Wolfe LLP
                           1251 Avenue of the Americas
                           New York, New York 10020-1104
                           Attention:  Michael Hirschberg
                           Telecopier No.: (212) 835-6001

,except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

                  (b) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The person and telephone numbers for all call-backs may be changed only in a writing actually received by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                  (c) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

         8.       Miscellaneous.


                  (a) The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns and representatives and the potential investors of the Securities and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 6 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

                  (c) This Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

                  (d) This Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the potential investors of the Securities adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                  (e) This Agreement shall terminate upon the payment pursuant to Section 5 of all amounts held in the Escrow Account.

                  (f) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

                  (g) This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                            SOMANETICS CORPORATION


                            By:  _________________________________
                                 Name:     Bruce J. Barrett
                                 Title:    President and Chief Executive Officer


                            BREAN MURRAY & CO., INC.


                            By:  ________________________________________
                                 Name:    A. Brean Murray
                                 Title:   Chairman, President and
                                          Chief Executive Officer


                            PIPER MARBURY RUDNICK & WOLFE LLP


                            By:  ________________________________________
                                 Name:     Michael Hirschberg
                                 Title:    Partner

                                   SCHEDULE 1

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions


If to Somanetics Corporation:


Name                                                         Telephone Number
----                                                         ----------------



1.       Bruce J. Barrett                                    (248) 689-3050
                                                             --------------

2.       William M. Iacona                                   (248) 689-3050
                                                             --------------


If to Brean Murray & Co., Inc.


Name                                                         Telephone Number
----                                                         ----------------


1.       A. Brean Murray                                     (212) 702-6501
                                                             --------------

2.       John Fletcher                                       (212) 702-6521
                                                             --------------


Telephone call-backs shall be made to each of the foregoing if joint instructions are required pursuant to this Agreement

                                    EXHIBIT A

                      SOMANETICS CORPORATION ESCROW DEPOSIT


                                Amount of          Number of                                     Tax ID/
          Name                   Deposit          Securities              Address             Soc. Sec. No.
          ----                   -------          ----------              -------             -------------



                                    EXHIBIT B

                      [FORM OF OFFERING TERMINATION NOTICE]


Piper Marbury Rudnick & Wolfe LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:  Michael Hirschberg

Dear Sirs:

         Pursuant to Section 5(a) of the Escrow Agreement, dated as of December __, 2001 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby notify you of the termination of the offering of the Securities (as that term is defined in the Escrow Agreement) and directs you to make payments to potential investors provided for in Section 5(a) of the Escrow Agreement.


                                      Very truly yours,

                                      SOMANETICS CORPORATION

                                      By:  _____________________________________
                                           Name:
                                           Title:


                                      BREAN MURRAY & CO., INC.

                                      By:  _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT C


                            [FORM OF CLOSING NOTICE]





Piper Marbury Rudnick & Wolfe LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:  Michael Hirschberg


Dear Sirs:

         Pursuant to Section 5(b) of the Escrow Agreement, dated as of December __, 2001 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby certify that they have received subscriptions for the Securities (as that term is defined in the Escrow Agreement), and the Company will sell and deliver the Securities to the potential investors at a closing to be held on _____________, 2001 (the "Closing Date"). The names of the potential investors, the number of Securities subscribed for by each of such potential investors and the related subscription amounts are set forth on the schedule annexed hereto.

         We hereby request that the aggregate subscription amount be paid to the Placement Agent and the Company as follows:

         1.       to Somanetics Corporation:                   $_________
         2.       to Brean Murray & Co., Inc.:                 $_________


                                         Very truly yours,

                                         SOMANETICS CORPORATION


                                         By:  __________________________________
                                              Name:
                                              Title:

                                         BREAN MURRAY & CO., INC.


                                         By:  __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT D

                    [FORM OF SUBSCRIPTION TERMINATION NOTICE]



Piper Marbury Rudnick & Wolfe LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:  Michael Hirschberg


Dear Sirs:

         Pursuant to Section 5(c) of the Escrow Agreement, dated as of December __, 2001 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby notify you that the following subscription(s) have been rejected:

---------------------------------------- -------------------------------------- --------------------------------------
                                           AMOUNT OF SUBSCRIBED SECURITIES                    AMOUNT OF
         NAME OF SUBSCRIBER(S)                         REJECTED                         REJECTED SUBSCRIPTION
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------





                                       Very truly yours,

                                       SOMANETICS CORPORATION


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       BREAN MURRAY & CO., INC.


                                       By:  ____________________________________
                                            Name:
                                            Title:




                                      D-1